Exhibit 99.1

Behringer Harvard Begins Construction of Luxury
Multifamily Development in Delray Beach, Florida

DALLAS, August 9, 2012 — Behringer Harvard announced today that it has commenced the construction of a 180-unit multifamily development project on approximately eight acres in Delray Beach, Florida, an affluent coastal community between West Palm Beach and Boca Raton.

“This was a compelling opportunity to build a multifamily community in an exceptionally desirable location with strong demographics and proximity to employment centers in West Palm Beach and Boca Raton,” said Mr. Mark T. Alfieri, Chief Operating Officer of Behringer Harvard Multifamily REIT I, Inc.

The general contractor is LandSouth Construction of Jacksonville; the architects are STB Architects & Planners of Dallas and Richard Jones Architecture of Delray Beach.

The luxury multifamily community, called The Franklin Delray, will be constructed at 1206 South Federal Highway in Delray Beach. The site is east of Interstate 95 and less than one mile south of Atlantic Avenue in downtown Delray Beach, a bustling mecca for dining, shopping and nightlife. Less than a mile east of the site is a beautiful public beach boasting two miles of oceanfront popular with sports enthusiasts who enjoy kayaking, sunbathing, swimming, wind-surfing and jet-skiing.

The Franklin Delray will be comprised of seven three-story residential buildings with a free-standing clubhouse and amenities building. Averaging 1,035 square feet, the apartments at The Franklin Delray will be built to condominium-quality specifications and offer up to three bedrooms and two baths. Units will feature granite counter-tops, brushed nickel hardware, stainless steel appliances, tile backsplashes, nine-foot ceilings, private balconies and full-size washers and dryers. Common-area amenities will include a rotunda community room, cyber café, business center and library, children’s activity zone, and state-of-the-art fitness center. Outdoor living areas will feature a resort-style pool with cabanas, a children’s playground, a barbecue and lounge area with fire pit, water features, and bicycles available for use by residents.

The portfolio of Behringer Harvard Multifamily REIT I, Inc. includes investments in 47 multifamily communities in 14 states comprising 12,568 apartment homes.

About Behringer Harvard

Behringer Harvard creates and manages global institutional-quality alternative investment programs for individual and institutional investors. Programs sponsored and managed by the Behringer Harvard group of companies have attracted equity of more than $6 billion and made investments into more than $11 billion in assets. For more information, contact our U.S. headquarters toll-free at 866.655.3600 or our European headquarters at 011 49 40 34 9999 90, or visit us online at behringerharvard.com.

This release contains forward-looking statements relating to the business and financial outlook of Behringer Harvard Multifamily REIT I, Inc. that are based on our current expectations, estimates, forecasts and projections and are not guarantees of future performance. Actual results may differ materially from those expressed in these forward-looking statements, and you should not place undue reliance on any such statements. A number of important factors could cause actual results to differ materially from the forward-

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looking statements contained in this release. Such factors include those described in the Risk Factors section of Behringer Harvard Multifamily REIT I, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2011. Forward-looking statements in this document speak only as of the date on which such statements were made, and we undertake no obligation to update any such statements that may become untrue because of subsequent events. We claim the safe harbor protection for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995.

Barbara Marler	David Nesmith
Behringer Harvard	Richards Partners for Behringer Harvard
bmarler@behringerharvard.com	david_nesmith@richards.com
469.341.2312	214.891.2864

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